CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A) of the Potomac Funds to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 42 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697) and this Amendment No. 43 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8243).


                                                          /s/ Ernst & Young LLP

Chicago, Illinois
January 12, 2005